Exhibit 10.30
Gran Tierra Energy Inc.
On-Line Deferred Stock Unit Grant Notice
(2007 Equity Incentive Plan)

Gran Tierra Energy Inc. (the “Company”) hereby awards to Participant the number of Deferred Stock Units specified and on the terms set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2007 Equity Incentive Plan (the “Plan”) and the Deferred Stock Unit Award Agreement (the “Agreement”), both of which are incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.  Except as explicitly provided herein or in the Agreement, in the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant::  ###PARTICIPANT_NAME###

Date of Grant: ###GRANT_DATE###

Number of Deferred Stock Units: ###TOTAL_AWARDS###

Consideration: Participant’s Services

Vesting Schedule:

Deferred Stock Units will vest 100% at such time the Participant ceases to be a member of the Board of Directors.

Issuance Schedule:

One share of Common Stock will be issued for each Deferred Stock Unit which vests at the time set forth in Section 4 of the Agreement.  (In accordance with the Plan, the Company will have the discretion to settle the Award in an amount of cash equivalent to the shares of Common Stock issuable in respect of the Award.)

Additional Terms/Acknowledgements:

By clicking “Accept” below (located after the Agreement), the Participant expressly acknowledges the following:

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Participant has been provided with and understands and agrees to, this Deferred Stock Unit Grant Notice, the Agreement, the Plan prospectus and the Plan.  (The Plan prospectus and the Plan can be found in the “Gran Tierra Documents” folder located in the Participant’s “Personal Profile” tab, under “Miscellaneous Account Information”.)

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Participant acknowledges and agrees that this Award and any other stock awards under the Plan are voluntary, occasional, awarded solely at the discretion of the Board, and do not create any contractual or other right to receive future Deferred stock units, stock awards or other benefits in lieu of future stock awards, even if similar stock awards have been granted repeatedly in the past.

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Participant acknowledges and agrees that determinations with respect to any future stock awards, including but not limited to, the times when such stock awards are made, the number of shares of Common Stock and the performance and other conditions applied to the stock awards, will be at the sole discretion of the Board.

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Participant acknowledges and agrees that as of the Date of Grant, this Deferred Stock Unit Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements on that subject, with the exception of: (i) awards previously granted and delivered to you under the Plan, and (ii) if applicable to Participant, (A) the terms of any written offer letter or employment agreement entered into between the Company and Participant that specifically provides for accelerated vesting of compensatory equity awards, (B) the terms of any applicable Company change of control severance plan, and (C) any required compensation recovery provisions under applicable laws or regulations.

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Participant is responsible for properly reporting to the applicable government authorities all benefits received from the Award.  The Participant shall remit to the applicable government authorities all amounts properly payable to such government authorities with respect to all benefits received from the Award. Participant should consult a tax advisor for more information regarding the rates and provisions that apply to Participant.

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Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Gran Tierra Energy Inc.
###CEONEW###
Gary Guidry, President & CEO